Exhibit 10.23
Executive Compensation Notification
Chairman, Chief Executive Officer and Chief Operating Officer

Fiscal 2020 Compensation Program of Chairman, Chief Executive Officer and Chief Operating Officer

Fiscal 2020 Base Salaries and Annual Incentive Bonus: The table below sets forth the fiscal 2020 base salaries and bonuses for Mr. Horton, Mr. Auld and Mr. Murray.

		Annual Base Salary	Annual Incentive Bonus
Name	Office	Fiscal 2020	Fiscal 2020
Donald R. Horton	Chairman of the Board	$1,000,000	See Below
David V. Auld	President and CEO	$700,000	See Below
Michael J. Murray	Executive Vice President and COO	$500,000	See Below

Fiscal 2020 Annual Incentive Bonus: On November 6, 2019, the Compensation Committee approved performance-based goals for measuring short-term performance bonuses that may be earned by Mr. Horton, Mr. Auld and Mr. Murray during fiscal 2020. The fiscal 2020 performance goals were established under the Company’s 2018 Incentive Bonus Plan. The fiscal 2020 performance goals for Mr. Horton, Mr. Auld and Mr. Murray relates to achieving positive consolidated pre-tax income as set forth below.

Annual Incentive Bonus – Performance Related to Pre-Tax Income:

Mr. Horton. Under the fiscal 2020 incentive bonus program, Mr. Horton has the opportunity to earn the following performance-based bonus:

(1)	Up to 0.6% of Pre-Tax Income of the Company for the six-month period ending March 31, 2020, and

(2)	Up to 0.6% of Pre-Tax Income of the Company for the six-month period ending September 30, 2020.

Mr. Auld. Under the fiscal 2020 incentive bonus program, Mr. Auld has the opportunity to earn the following performance-based bonus:

(1)	Up to 0.4% of Pre-Tax Income of the Company for the six-month period ending March 31, 2020, and

(2)	Up to 0.4% of Pre-Tax Income of the Company for the six-month period ending September 30, 2020.

Mr. Murray. Under the fiscal 2020 incentive bonus program, Mr. Murray has the opportunity to earn the following performance-based bonus:

(1)	Up to 0.15% of Pre-Tax Income of the Company for the six-month period ending March 31, 2020, and

(2)	Up to 0.15% of Pre-Tax Income of the Company for the six-month period ending September 30, 2020.

“Pre-Tax Income” shall mean income before income taxes, as publicly reported by the Company in its quarterly or annual financial statements, as applicable, prepared in accordance with generally accepted accounting principles. The financial statements shall mean the consolidated financial statements of the Company.

At the end of fiscal 2020, based on the performance of the Company, the Compensation Committee may use its sole discretion to adjust downward, in part or in whole, the Annual Incentive Bonus earned by the participant. Provided that, for the fiscal year ending September 30, 2020 no more than 0.6% of Pre-Tax Income for the year shall be paid to Mr. Horton, no more than 0.4% of Pre-Tax Income for the year shall be paid to Mr. Auld and no more than 0.15% of Pre-Tax Income for the year shall be paid to Mr. Murray.

Performance Restricted Stock Units: On November 6, 2019, the Compensation Committee approved an award of performance restricted stock units (“Performance RSUs”) pursuant to the Company's 2006 Stock Incentive Plan, as amended and restated ("2006 Plan"), to the following executive officers and in the following amounts:

Name	Office	Target Number of Performance Restricted Stock Units
Donald R. Horton	Chairman of the Board	200,000
David V. Auld	President and CEO	100,000
Michael J. Murray	Executive Vice President and COO	30,000

The Performance RSUs relate to a three-year performance period beginning on October 1, 2019 and ending on September 30, 2022 (the “2022 Performance Period”). The Performance RSUs will vest if four performance goals are satisfied. The four performance goals are relative total shareholder return (“TSR”), relative return on investment (“ROI”), relative selling, general and administrative expense containment (“SG&A”) and relative gross profit (“GP”) (collectively, the “Performance Goals”). Each Performance Goal is weighted twenty-five percent (25%) of the target number of Performance RSUs. The target number of Performance RSUs may be increased to a maximum number of 400,000 for Mr. Horton, 200,000 for Mr. Auld and 60,000 for Mr. Murray upon maximum achievement of each of the four Performance Goals and decreased to a minimum number of zero upon minimum achievement of each of the four Performance Goals based on relative performance to the Company's peer group or the S&P 500 Index TSR, as applicable.

Additional terms related to the Compensation Programs herewithin are consistent with the programs previously reported by the Company in the Proxy Statement for the Annual Meeting held in January 2019.

Other Long-Term Benefits.
Mr. Horton, Mr. Auld and Mr. Murray may participate in two separate deferred compensation plans. The first plan allows the executive to make voluntary income deferrals. The second plan is a promise by the Company to pay benefits to the executive. If the executive is employed by the Company on the last day of the fiscal year (for example September 30, 2020), then the Company will establish a liability equal to 10% of his annual base salary as of the first day of the fiscal year (for example October 1, 2019). This liability will accrue earnings in future years at a rate established by the administrative committee.